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Exhibit 3.11

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXCO INVESTMENT II, LLC

(A Delaware Limited Liability Company)

THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MEMBER OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MEMBER OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MEMBER TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF MEMBERSHIP INTERESTS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT.

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXCO INVESTMENT II, LLC

(A Delaware Limited Liability Company)

ii

6.2.	Returns and Other Elections	3
ARTICLE VII DISSOLUTION AND TERMINATION		3
7.1.	Dissolution	3
7.2.	Distribution of Assets Upon Dissolution	4
7.3.	Certificate of Cancellation	4
ARTICLE VIII TRANSFERS OF MEMBERSHIP INTEREST		4
ARTICLE IX MISCELLANEOUS PROVISIONS		4
9.1.	Officers	4
9.2.	Application of Delaware Law	4
9.3.	Headings and Sections	4
9.4.	Amendments	4
9.5.	Number and Gender	5
9.6.	Binding Effect	5
9.7.	Counterparts	5

Attachment: Exhibit A.

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXCO INVESTMENT II, LLC

(A Delaware Limited Liability Company)

        This LIMITED LIABILITY COMPANY AGREEMENT of EXCO Investment II, LLC, dated July 30, 2001, is hereby duly adopted as the limited liability company agreement of EXCO Investment II, LLC, a Delaware limited liability company, by the Member.

ARTICLE I
DEFINITIONS

        1.1.    Definitions.    The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

          "Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

          "Agreement" means this Limited Liability Company Agreement of the Company as originally adopted and as amended from time to time.

          "Business Day" means a day other than a Saturday, Sunday or other day which is a nationally recognized holiday.

          "Capital Contribution" means any contribution to the capital of the Company in cash or property by the Member whenever made.

          "Certificate" means the Certificate of Formation of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means EXCO Investment II, LLC, a Delaware limited liability company.

          "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

          "Member" means EXCO Resources, Inc., a Texas corporation, or its successor or assignee.

          "Membership Interest" means the entire equity interest (or "limited liability company interest" as that term is used in the Act) of the Member in the Company and all rights and liabilities associated therewith, which shall be expressed as a percentage on Exhibit A.

          "Person" means a natural person or any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate, governmental entity or other entity.

        1.2.    Other Definitional Provisions.    All terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used herein in the singular shall import the plural and vice versa.

ARTICLE II
FORMATION

        2.1.    Name and Formation.    The name of the Company is "EXCO Investment II, LLC." The Certificate of Formation of EXCO Investment II, LLC was filed in the Office of the Secretary of State of Delaware on July 27, 2001, and the Secretary of State of Delaware issued a Certificate of Formation on the same date.

        2.2.    Principal Place of Business.    The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place of business and principal office at any other place or places as the Member may from time to time deem necessary or advisable.

        2.3.    Registered Office and Agent.    The registered office and registered agent of the Company shall be the registered office and registered agent named in the Certificate and set forth on Exhibit A. The Company may change the registered office and registered agent as the Member may from time to time deem necessary or advisable.

        2.4.    Duration.    The period of duration of the Company is perpetual from the date its Certificate were filed with the Secretary of State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

        2.5.    Purposes and Powers.

          (a)   The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

          (b)   The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in the Certificate of the Company and this Agreement.

ARTICLE III
RIGHTS, DUTIES AND MEETING OF THE MEMBER

        3.1.    Management.    The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its Member. The Member shall have the authority to elect officers, and to delegate duties to such officers, as provided in Section 9.1.

        3.2.    Place of Meetings.    All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Member and set forth in the respective notice or waivers of notice of such meeting.

        3.3.    Annual and Special Meetings.    The annual and special meetings of the Member for the transaction of such business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.

        3.4.    Actions Without a Meeting.    Notwithstanding any provision contained in this Article III, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

        3.5.    Number.    There shall be only one (1) Member of the Company, that being EXCO Resources, Inc., a Texas corporation, its successor or assignee.

ARTICLE IV
CAPITALIZATION

        4.1.    Capital Contributions.

          (a)   Upon the execution of this Agreement, the Member shall contribute cash or property to the Company in the amount set forth as the Capital Contribution of such Member on Exhibit A attached hereto. Such cash or property shall be the Capital Contribution of the Member and, upon such contribution, the Member shall receive its Membership Interest.

          (b)   If at any time the Member determine that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional contributions to the capital of the Company.

          (c)   No Member shall be paid interest on any Capital Contribution.

        4.2.    Withdrawal or Reduction of Capital Contributions.

          (a)   The Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.

          (b)   Except as may be otherwise specifically provided in this Agreement, the Member shall have the right to withdraw all or any part of its Capital Contribution.

        4.3.    Liability of the Member.    The Member shall not be liable for the debts, liabilities or obligations of the Company beyond it Capital Contributions. The Member shall not be required to contribute to the capital of, or to loan any funds to, the Company.

ARTICLE V
DISTRIBUTIONS

        5.1.    Distributions.    Subject to Section 5.2, the Company shall make all distributions as such times as determined by the Member.

        5.2.    Limitation Upon Distribution.    No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of its Capital Contributions.

ARTICLE VI
BOOKS AND ACCOUNTS

        6.1.    Records and Reports.    At the expense of the Company, the Member shall maintain records and accounts of all operations and expenditures of the Company.

        6.2.    Returns and Other Elections.    The Member shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Member within seventy-five (75) days after the end of each Fiscal Year of the Company. All elections permitted to be made by the Company under federal or state laws shall be made by the Member.

ARTICLE VII
DISSOLUTION AND TERMINATION

        7.1.    Dissolution.

          (a)   The Company shall be dissolved upon the first of the following to occur:

              (i)  Upon the election to dissolve the Company by the Member;

             (ii)  Upon the death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of the Member, or the occurrence of any other event which terminates the continued membership of any Member; or

            (iii)  The entry of a decree of judicial dissolution under Section 18-802 of the Act.

          (b)   Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article VII.

          (c)   Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the assets of the Company have been distributed as provided in Section 7.2.

          (d)   Upon dissolution of the Company, the Member may cause any part or all of the assets of the Company to be sold in such manner as the Member shall determine in an effort to obtain the best prices for such assets; provided, however that the Member may distribute assets of the Company in kind to the Member to the extent practicable.

        7.2.    Distribution of Assets Upon Dissolution.    In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

          (a)   First, to creditors, in the order of priority as provided by applicable law, except those to the Member on account of its Capital Contributions; and

          (b)   Second, any remainder shall be distributed to the Member.

        7.3.    Certificate of Cancellation.    When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Member according to its respective rights and interests, a certificate of cancellation shall be executed on behalf of the Company by the Member and shall be filed with the Secretary of State of Delaware, and the Member shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

ARTICLE VIII
TRANSFERS OF MEMBERSHIP INTERESTS

        The member may sell, assign or otherwise transfer all or any portion of the Member's Membership Interest at any time to any Person.

ARTICLE IX
MISCELLANEOUS PROVISIONS

        9.1.    Officers.    The Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a Member. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers, including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer. Each officer shall hold office until such person's successor shall be duly designated and shall qualify or until such person's death or until such person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member. Any officer may be removed as such, either with or without cause, by the Member whenever in its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Member.

        9.2.    Application of Delaware Law.    This Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Delaware, and specifically the Act.

        9.3.    Headings and Sections.    The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

        9.4.    Amendments.    Except as otherwise expressly set forth in this Agreement, this Agreement may be amended, supplemented or restated only upon the written consent of the Member. Upon obtaining the approval of any amendment to the Certificate, the Member shall cause Certificate of

Amendment in accordance with the Act to be prepared, and such Certificate of Amendment shall be executed by the Member and shall be filed in accordance with the Act.

        9.5.    Number and Gender.    Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, the singular shall include the plural and any reference to a "person" shall mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

        9.6.    Binding Effect.    Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Member, its distributees, heirs, legal representatives, executors, administrators, successors and assigns.

        9.7.    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Regulations.

Remainder of Page Intentionally Left Blank.
Signature Pages To Follow.

        The undersigned, being the sole Member of the Company, does hereby ratify, confirm and approve the adoption of this Agreement as the limited liability company agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement as of the 30th day of July, 2001.

EXCO RESOURCES, INC., a Texas corporation
By:	/s/ T. W. EUBANK T. W. Eubank, President

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXCO INVESTMENT II, LLC

(A Delaware Limited Liability Company)

EXHIBIT A

1.		Name of Company:	EXCO Investment II, LLC
2.		Address of Company:	6500 Greenville Avenue Suite 600 Dallas, Texas 75206
3.		Telephone Number
		of Company:	(214) 368-2084
4.		Facsimile Number
		of Company:	(214) 368-2087
5.		Registered Agent &
		Registered Office:	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
6.		Member:
	a.	Name of Member:	EXCO Resources, Inc., a Texas Corporation
		Address:	6500 Greenville Avenue Suite 600 Dallas, Texas 75206
		Telephone Number:	(214) 368-2084
		Facsimile Number:	(214) 368-2087
		Capital Contribution:	1% general partner interest in EXCO Operating, LP, a Delaware limited partnership
		Membership Interest:	100%
		Date Became Member:	July 30, 2001

A-1

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  Exhibit 3.11
LIMITED LIABILITY COMPANY AGREEMENT OF EXCO INVESTMENT II, LLC (A Delaware Limited Liability Company)
LIMITED LIABILITY COMPANY AGREEMENT OF EXCO INVESTMENT II, LLC (A Delaware Limited Liability Company)
TABLE OF CONTENTS
LIMITED LIABILITY COMPANY AGREEMENT OF EXCO INVESTMENT II, LLC (A Delaware Limited Liability Company)
LIMITED LIABILITY COMPANY AGREEMENT OF EXCO INVESTMENT II, LLC (A Delaware Limited Liability Company)
EXHIBIT A